                                                                    Exhibit 12.1

NALCO HOLDINGS LLC
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)
(in millions)

                                                                           PREDECESSOR
                                                   ----------------------------------------------------------------
                                                   YEAR ENDED DECEMBER 31,      JANUARY 1, 2003      SIX MONTHS
                                                   -----------------------          THROUGH             ENDED
                                                        2001         2002       NOVEMBER 3, 2003   JUNE 30, 2003
-------------------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes                     (82.4)       236.9          (85.3)            (144.1)
    Less income from equity investees, net               (3.0)        (3.6)          (2.0)              (1.3)
    Plus income distributions from equity investees       1.2          4.0            0.2                0.3
Fixed charges                                            51.5         46.9           40.6               24.0
                                                        -----        -----          -----              -----
Earnings before fixed charges                           (32.7)       284.2          (46.5)            (121.1)
                                                        =====        =====          =====              =====

Computation of fixed charges:
Interest expense                                         44.4         38.5           32.7               19.5
Capitalized interest                                        -            -              -                  -
Estimated interest portion of rent expense                7.1          8.4            7.9                4.5
                                                        -----        -----          -----              -----
Fixed charges                                            51.5         46.9           40.6               24.0
                                                        =====        =====          =====              =====

                                                        -----        -----          -----              -----
Ratio of earnings to fixed charges (1)                      -          6.1              -                  -
                                                        =====        =====          =====              =====

                                                                 SUCCESSOR
                                                    -----------------------------------
                                                     NOVEMBER 4, 2003      SIX MONTHS      PRO FORMA YEAR
                                                         THROUGH              ENDED            ENDED
                                                     DECEMBER 31, 2003   JUNE 30, 2004   DECEMBER 31, 2003
--------------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes                      (32.5)              (85.1)             (212.2)
    Less income from equity investees, net                (0.4)               (1.3)               (2.4)
    Plus income distributions from equity investees          -                   -                 0.2
Fixed charges                                             52.7               113.6               223.4
                                                          ----               -----               -----
Earnings before fixed charges                             19.8                27.2                 9.0
                                                          ====               =====               =====

Computation of fixed charges:
Interest expense                                          49.6               106.0               209.4
Capitalized interest                                         -                 0.6                   -
Estimated interest portion of rent expense                 3.1                 7.0                14.0
                                                          ----               -----               -----
Fixed charges                                             52.7               113.6               223.4
                                                          ====               =====               =====

                                                          ----               -----               -----
Ratio of earnings to fixed charges (1)                       -                   -                   -
                                                          ====               =====               =====

(1) Earnings were insufficient to cover fixed charges by $84.2 million for the year ended December 31, 2001, $87.1 for the period from January 1, 2003 through
November 3, 2003, $145.1 million for the six months ended June 30, 2003, $32.9 million for the period from November 4, 2003 through December 31, 2003, $86.4 million for the six months ended June 30, 2004 and $214.4 million for the pro forma year ended December 31, 2003. Accordingly, the ratio of earnings to fixed charges was less than 1:1.